UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 29, 2015

OMNICELL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-33043	94-3166458
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 E. Middlefield Road
Mountain View, CA  94043

(Address of principal executive offices, including zip code)

(650) 251-6100

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On October 29, 2015, Omnicell, Inc. (“Omnicell”) and Omnicell International, Inc., a wholly owned subsidiary of Omnicell, (together with Omnicell, the “Buyers”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with Aesynt Holding, L.P., Aesynt, Ltd. (together with Aesynt Holding, L.P., the “Sellers”) and Aesynt Coöperatief U.A. (“Aesynt”).  Pursuant to the terms and conditions of the Securities Purchase Agreement, the Buyers will acquire from the Sellers, and the Sellers will sell to the Buyers, all of the outstanding interests of Aesynt on the closing date (the “Closing”). Aesynt is a provider of automated medication management systems, including dispensing robots with storage solutions, medication storage and dispensing carts and cabinets, IV sterile preparation robotics and software, including software related to medication management. The contemplated total aggregate consideration is $275,000,000, in cash, plus cash on hand at signing minus indebtedness at signing, or approximately $217,300,000, subject to certain adjustments at Closing as provided for in the Securities Purchase Agreement (the “Purchase Price”). The indebtedness outstanding as of Closing will be paid by Omnicell at Closing. The Closing is subject to certain closing conditions, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended.

A copy of the press release announcing the execution of the Securities Purchase Agreement is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the investor presentation regarding the foregoing is available on Omnicell’s website at http://www.omnicell.com/. The information on our website is not a part of this Form 8-K.

The foregoing description of the Securities Purchase Agreement in this Current Report on Form 8-K is qualified in its entirety by reference to the full text of such agreement referenced as Exhibit 2.1, which is incorporated by reference herein. The Securities Purchase Agreement contains representations and warranties that the parties to the Securities Purchase Agreement made to and solely for the benefit of the other parties as of specific dates. Those representations and warranties were made solely for purposes of the Securities Purchase Agreement and may be subject to important qualifications and limitations agreed to by the Buyers, the Sellers and Aesynt. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a standard of materiality provided for in the Securities Purchase Agreement and have been used for the purpose of allocating risk among the parties thereto rather than establishing matters as facts.

The proposed acquisition of Aesynt pursuant to the Securities Purchase Agreement was reviewed and approved by Omnicell’s Board of Directors.

Commitment Letter

In connection with the Securities Purchase Agreement, Omnicell entered into a commitment letter (the “Debt Commitment Letter”) with Wells Fargo Bank, National Association (“Wells Fargo Bank”) and Wells Fargo Securities, LLC (“Wells Fargo Securities” and, together with Wells Fargo Bank, the “Commitment Parties”) on October 29, 2015, pursuant to which Wells Fargo Bank has committed to provide $300,000,000 of senior secured credit facilities consisting of (a) a term loan facility of $200,000,000 (the “Term Loan A Facility”), and (b) a revolving credit facility of $100,000,000 (the “Revolving Credit Facility” and, collectively with the Term Loan A Facility, the “Senior Credit Facilities”), a portion of which, together with the Company’s existing cash on hand, would be used to (i) refinance the loans under Omnicell’s existing senior secured credit facility, if any, and Aesynt’s existing senior secured credit facility, (ii) pay the Purchase Price, and (iii) pay any fees and expenses incurred in connection with any of the foregoing. The commitment to provide the loans under the Senior Credit Facilities is subject to certain conditions, including the negotiation of definitive documentation for the Senior Credit Facilities and other customary closing conditions consistent with the Securities Purchase Agreement. The Company will pay customary fees and expenses in connection with obtaining the Debt Commitment Letter and the loans under the Senior Credit Facilities and has agreed to indemnify the Commitment Parties if certain losses are incurred by the Commitment Parties in connection therewith.

The above description of the Debt Commitment Letter does not purport to be complete and is subject to, and qualified in its entirety to the full text of the Debt Commitment Letter referenced as Exhibit 10.1, which is incorporated by reference herein.

Item 9.01              Financial Statements and Exhibits

(d) Exhibits.

2.1	Securities Purchase Agreement, dated October 29, 2015, among Omnicell, Inc., Aesynt Holding, L.P., Aesynt, Ltd. and Aesynt Coöperatief U.A.

10.1	Commitment Letter, dated October 29, 2015, among Omnicell, Inc., Wells Fargo Bank, National Association and Wells Fargo Securities, LLC.

99.1	Press release titled “Omnicell Inc. to Acquire Aesynt for $275 Million” issued by Omnicell, Inc. on October 29, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: October 29, 2015	OMNICELL, INC.
	By:	/s/ Dan S. Johnston
Dan S. Johnston,
Executive Vice President, Chief Legal & Administrative Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Title or Description
2.1	Securities Purchase Agreement, dated October 29, 2015, among Omnicell, Inc., Aesynt Holding, L.P., Aesynt, Ltd. and Aesynt Coöperatief U.A.

10.1	Commitment Letter, dated October 29, 2015, among Omnicell, Inc., Wells Fargo Bank, National Association and Wells Fargo Securities, LLC.

99.1	Press release titled “Omnicell Inc. to Acquire Aesynt for $275 Million” issued by Omnicell, Inc. on October 29, 2015.